UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Committed Capital Acquisition Corporation (Exact name of the registrant as specified in its charter)
Delaware (State of incorporation or organization)	14-1961545 (I.R.S. Employer Identification No.)
712 Fifth Avenue, 22nd Floor New York, NY 10019 (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-174599

Securities to be registered pursuant to Section 12(g) of the Act:

UNITS, EACH CONSISTING OF ONE SHARE OF COMMON STOCK, PAR VALUE $0.0001
PER SHARE, AND ONE WARRANT

COMMON STOCK, PAR VALUE $0.0001 PER SHARE

WARRANTS TO PURCHASE COMMON STOCK
(Title of class)

Item 1.                      Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the units, common stock and warrants to purchase common stock of Committed Capital Acquisition Corporation (the “Company”). The description of the units, common stock and warrants to purchase common stock contained under the heading “Description of Securities” in the Registration Statement on Form S-1 (File No. 333-174599), as amended (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. In addition, any description of such securities contained in a form of prospectus relating to the Registration Statement subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.                      Exhibits

EXHIBIT INDEX*

Exhibit No.	Description

3.1 3.2 3.3 3.4 3.5 4.1 4.2 4.3 4.4 10.1
Certificate of Incorporation.*
First Amendment to Certificate of Incorporation.*
Form of Amended and Restated Certificate of Incorporation.*
Bylaws.*
Form of Amended and Restated Bylaws.*
Specimen Unit Certificate.*
Specimen Common Stock Certificate.*
Specimen Warrant Certificate.*
Form of Warrant Agreement between Continental Stock transfer & Trust Company and the Registrant.*
Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

_______________

*           Incorporated by reference to the corresponding exhibit of the same number filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COMMITTED CAPITAL ACQUISITION CORPORATION

Date: September 16, 2011	By:	/s/ Michael Rapp
Name: Michael Rapp
Title: President and Chairman